                                                                     EXHIBIT 4.2

================================================================================


                       ENTERPRISE PRODUCTS OPERATING L.P.

                                   AS ISSUER,

                        ENTERPRISE PRODUCTS PARTNERS L.P.

                                  AS GUARANTOR,

                                       and

                                 WACHOVIA BANK,
                              NATIONAL ASSOCIATION,

                                   AS TRUSTEE


                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 22, 2003

                                       to

                      Indenture dated as of March 15, 2000


                                   ----------


                                  $350,000,000

                              Series A and Series B

                          6.375% Senior Notes due 2013


================================================================================

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
                                                ARTICLE I
                                                THE NOTES

SECTION 1.1     Form...................................................................................2
SECTION 1.2     Title, Amount and Payment of Principal and Interest....................................2
SECTION 1.3     Registrar and Paying Agent.............................................................3
SECTION 1.4     Transfer and Exchange..................................................................3
SECTION 1.5     Legends................................................................................4
SECTION 1.6     Registration Rights Agreement..........................................................6
SECTION 1.7     Guarantee of the Notes.................................................................6
SECTION 1.8     Defeasance and Discharge...............................................................7

                                                ARTICLE II
                                                REDEMPTION

SECTION 2.1     Optional Redemption....................................................................7

                                               ARTICLE III
                                         MISCELLANEOUS PROVISIONS

SECTION 3.1     Table of Contents, Headings, etc.......................................................7
SECTION 3.2     Counterpart Originals..................................................................7
SECTION 3.3     Governing Law..........................................................................7


EXHIBIT A       Form of Note.........................................................................A-1
EXHIBIT B       Form of Certificate to be Delivered Upon Exchange of Registration
                of Transfer Notes....................................................................B-1
EXHIBIT C       Form of Certificate to be Delivered in Connection with
                Transfers Pursuant to Regulation S...................................................C-1

         FIRST SUPPLEMENTAL INDENTURE dated as of January 22, 2003, among Enterprise Products Operating L.P., a Delaware limited partnership (the "Issuer"), Enterprise Products Partners L.P., a Delaware limited partnership (the "Guarantor"), and Wachovia Bank, National Association, a national banking association and successor to First Union National Bank, as trustee (the "Trustee"). Each capitalized term used but not defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture (as defined below).

                                    RECITALS:

         WHEREAS, the Issuer and the Guarantor have executed and delivered to the Trustee an Indenture, dated as of March 15, 2000 (the "Original Indenture" and as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance by the Issuer from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the "Debt Securities"), and the guaranties by Guarantor of the Debt Securities (the "Guaranties");

         WHEREAS, the Issuer has duly authorized and desires to cause to be issued pursuant to the Original Indenture and this First Supplemental Indenture two series of Debt Securities designated the "6.375% Series A Senior Notes due 2013" (the "Series A Notes") and the "6.375% Series B Senior Notes due 2013" (the "Series B Notes" and, together with the Series A Notes, the "Notes"), all of such Notes to be guaranteed by the Guarantor as provided in Article XIV of the Original Indenture;

         WHEREAS, the Issuer desires to cause the issuance of the Notes pursuant to Sections 2.01 and 2.03 of the Original Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Debt Securities of any series;

         WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuer and the Guarantor have requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes;

         WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and under the Original Indenture and duly issued by the Issuer, and the Guaranties, when the Notes are duly issued by the Issuer, the valid obligations of the Issuer and the Guarantor, respectively, and to make this First Supplemental Indenture a valid agreement of the Issuer and the Guarantor enforceable in accordance with its terms.

         NOW, THEREFORE, the Issuer, the Guarantor and the Trustee hereby agree that the following provisions shall supplement the Original Indenture:

                                    ARTICLE I
                                    THE NOTES

         SECTION 1.1 Form.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this First Supplemental Indenture, which is hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Series A Notes and the Series B Notes shall be treated as a single series of Debt Securities for purposes of determining whether Holders of the requisite principal amount of Notes have given any notice, consent or waiver or taken any other action permitted under the Indenture.

         The Notes shall be issued only as Registered Securities. The Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the "Book-Entry Notes"). Each Book-Entry Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Book-Entry Note.

         The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Book-Entry Notes.

         SECTION 1.2 Title, Amount and Payment of Principal and Interest.

         The Series A Notes shall be entitled the "6.375% Series A Senior Notes due 2013," and the Series B Notes shall be entitled the "6.375% Series B Senior Notes due 2013." The Trustee shall authenticate and deliver (i) Series A Notes for original issue on the Issue Date (the "Original Series A Notes") in the aggregate principal amount of $350,000,000, (ii) additional Series A Notes for original issue from time to time after the Issue Date in such principal amounts as may be specified in the Company Order described in this sentence and (iii) Series B Notes for original issue from time to time thereafter for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.05 of the Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are Series A Notes or Series B Notes, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $350,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Indenture).

         The principal amount of each Note shall be payable on February 1, 2013. Each Series A Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 6.375% per annum. Each Series B Note shall bear interest at the same rate from the most recent date to which interest shall have been paid on the Series A Note for which such Series B Note was exchanged or, if no interest shall have been paid on such Series A Note, then from the date of original issuance of such Series A Note. The dates on which interest on the Notes shall be payable shall be February 1 and August 1 of each year, commencing August 1, 2003 in the case of the Original Series A Notes (the "Interest Payment Dates"). The regular record date for interest payable on the Notes on any Interest Payment Date shall be the January 15 or July 15 (the "Regular Record Date"), as the case may be, next preceding such Interest Payment Date.

         Payments of principal of, premium, if any, and interest due on the Notes representing Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

         SECTION 1.3 Registrar and Paying Agent.

         The Issuer initially appoints the Trustee as Registrar and paying agent with respect to the Notes. The office where Notes may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

         SECTION 1.4 Transfer and Exchange.

              (i) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 2.07 of the Original Indenture, Notes in definitive form that are Registrable Securities under the Registration Rights Agreement referred to in Section 1.6 hereof (the "Transfer Restricted Securities") presented or surrendered for registration of transfer or exchange pursuant to Section 2.07 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

                  (a) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (b) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                  (c) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such Holder (in substantially the form of Exhibits B and C hereto) and an opinion of counsel to that effect if the Issuer or the Trustee so requests; or

                  (d) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Issuer or the Trustee so requests.

              (ii) Transfer and Exchange of Global Notes. The transfer and exchange of Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.15 of the Original Indenture and
Article I of this First Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

         SECTION 1.5 Legends.

              (i) Except as permitted by the following paragraphs (ii) and (iii) immediately below, each certificate evidencing the Book-Entry Notes and Notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

         THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES,
         (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT

         ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $1,000, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

         In addition, if any of the Notes are issued in reliance on Regulation S promulgated under the Securities Act, then such Notes shall also bear a legend substantially in the following form:

         THIS NOTE IS A GLOBAL SECURITY ISSUED IN RELIANCE ON REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD WHICH SHALL EXTEND FOR A PERIOD OF FORTY (40) DAYS AFTER THE DATE ON WHICH THE NOTES EVIDENCED HEREBY ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S OR THE DATE OF CLOSING OF THE OFFERING, WHICHEVER IS LATER, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO RULE 144A PROMULGATED THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR

         PHYSICAL NOTES OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. THE TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

              (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Book-Entry Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Registrar upon which each may conclusively rely:

                  (a) in the case of any Transfer Restricted Security in definitive form, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the legend(s) set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (b) in the case of any Transfer Restricted Security represented by a Book-Entry Note, such Transfer Restricted Security shall not be required to bear the legend(s) set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.15 of the Original Indenture and Section 1.4(ii) of this First Supplemental Indenture.

              (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Issuer shall issue and, upon receipt of a Company Order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend(s) set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer tendering Series A Notes acquired directly from the Issuer, (B) a Person participating in the Exchange Offer for purposes of distributing the Series B Notes or (C) a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Issuer. The Issuer shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the General Partner and, absent certification from the Issuer to such effect, the Trustee shall assume that there are no such Holders.

         SECTION 1.6 Registration Rights Agreement.

         Holders of the Notes shall have the benefit of the Company's registration obligations with respect to the Notes under the Registration Rights Agreement dated January 22, 2003 by and among the Issuer, the Guarantor and the Initial Purchasers named therein.

         SECTION 1.7 Guarantee of the Notes.

         In accordance with Article XIV of the Original Indenture, the Notes will be fully, unconditionally and absolutely guaranteed on an unsecured, unsubordinated basis by the Guarantor.

         SECTION 1.8 Defeasance and Discharge.

         The Notes shall be subject to both legal defeasance and covenant defeasance as contemplated by Article XI of the Original Indenture.

                                   ARTICLE II
                                   REDEMPTION

         SECTION 2.1 Optional Redemption.

         The Issuer shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof. The Issuer, at its option, may redeem the Notes in accordance with the provisions of paragraph 5 of the Notes and Article III of the Original Indenture.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

         SECTION 3.1 Table of Contents, Headings, etc.

         The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.2 Counterpart Originals.

         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 3.3 Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                    ENTERPRISE PRODUCTS OPERATING L.P.
                                             as Issuer


                                    By:  Enterprise Products GP, LLC
                                            its General Partner


                                    By:     /s/ Richard H. Bachmann
                                         Name:  Richard H. Bachmann
                                         Title: Executive Vice President



                                    ENTERPRISE PRODUCTS PARTNERS L.P.,
                                             as Guarantor


                                    By:  Enterprise Products GP, LLC
                                            its General Partner

                                    By:     /s/ Richard H. Bachmann
                                         Name:  Richard H. Bachmann
                                         Title: Executive Vice President



                                    WACHOVIA BANK,
                                    NATIONAL ASSOCIATION,
                                          as Trustee



                                    By:     /s/ R. Douglas Milner
                                         Name:  R. Douglas Milner
                                         Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                               [FACE OF SECURITY]



[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, ROOM 234, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*



                                                                Principal Amount
No. _____
                                              $___________, [which amount may be
                                          increased or decreased by the Schedule
               of Increases and Decreases in Global Security attached hereto. ]*


                       ENTERPRISE PRODUCTS OPERATING L.P.

                     6.375% SERIES __ SENIOR NOTES DUE 2013

                                                               CUSIP ___________

         ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]* or its registered assigns, the principal sum of __________________ ($ ) U.S. dollars, [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on February 1, 2013


----------

* To be included in a Book-Entry Note.

in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6.375% payable on February 1 and August 1 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding January 15 and July 15 (each, a "Regular Record Date"), respectively, payable commencing on August 1, 2003, with interest accruing from January 22, 2003, or the most recent date to which interest shall have been paid.

         Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements in the legends set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

         This Security is issued in respect of a series of Debt Securities of an initial aggregate of $350,000,000 in principal amount designated as the 6.375% Series __ Senior Notes due 2013 of the Company and is governed by the Indenture dated as of March 15, 2000, duly executed and delivered by the Company, as issuer, and Enterprise Products Partners L.P., as guarantor (the "Guarantor") to Wachovia Bank, National Association, as successor to First Union National Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of January 22, 2003, duly executed by the Company, the Guarantor and the Trustee (the "First Supplemental Indenture", and together with the Indenture, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

         If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision shall control.

         The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

         This Security shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole General Partner.

Dated: January 22, 2003

                              ENTERPRISE PRODUCTS OPERATING L.P.

                              By:  Enterprise Products GP, LLC,
                                      its General Partner


                              By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Trustee


                                By:
                                    --------------------------------------------
                                   Authorized Signatory

                              [REVERSE OF SECURITY]
                       ENTERPRISE PRODUCTS OPERATING L.P.

                     6.375% SERIES __ SENIOR NOTES DUE 2013

         This Security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 6.375% Series __ Senior Notes due 2013 of the Company, in initial aggregate principal amount of $350,000,000 (the "Securities").

1.       Interest.

         The Company promises to pay interest on the principal amount of this Security at the rate of 6.375% per annum.

         The Company will pay interest semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing August 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from January 22, 2003. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, which initially will be at the corporate trust office of the Trustee located at 1 Penn Plaza, Suite 1414, New York, New York 10119, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Debt Security Register of Holders. The Holder must surrender this Security to a paying agent to collect payment of principal.

3.       Paying Agent and Registrar.

         Initially, Wachovia Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as paying agent or Registrar.

4.       Indenture.

         This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

         Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture as originally executed those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture, and those terms stated in the First Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture as originally executed, the First Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Company limited to an initial aggregate principal amount of $350,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5.       Redemption.

         The Securities are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price (the "Make-Whole Price") equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points; plus, in either case, accrued interest to the Redemption Date.

         Securities called for redemption become due on the Redemption Date. Notices of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at its registered address. The notice of redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the Make-Whole Price and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the Make-Whole Price, interest will cease to accrue on any Securities that have been called for redemption at the Redemption Date. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

         For purposes of determining the Make-Whole Price, the following definitions are applicable:

         "Treasury Yield" means, with respect to any Redemption Date applicable to the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities.

         "Independent Investment Banker" means Wachovia Securities, Inc. (and its successors), or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third Business Day preceding the Redemption Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.

         "Reference Treasury Dealer" means (a) Wachovia Securities, Inc. (and its successors) and (b) one other primary U.S. government securities dealer in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

         The Securities may be redeemed in part in multiplies of $1,000 only. Any such redemption will also comply with Article III of the Indenture.

6.       Denominations; Transfer; Exchange.

         The Securities are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.       Person Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

8.       Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.       Defaults and Remedies.

         If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made and before judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all Events of Default under the Indenture with respect to the Securities, other than the nonpayment of the principal or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.      Registration Rights

         The Holder of this Security is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of January 22, 2003, by and among the Company, the Guarantor and the Initial Purchasers named therein. In certain events, the Company shall be required to pay to each affected Holder additional interest on the Securities, on the terms and subject to the conditions of the Registration Rights Agreement.

11.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

12.      Authentication.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15.      Absolute Obligation.

         No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

16.      No Recourse.

         The General Partner and its directors, officers, employees and members, as such, shall have no liability for any obligations of the Guarantor or the Issuer under the Securities, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17.      Governing Law.

         This Security shall be construed in accordance with and governed by the laws of the State of New York.

18.      Guarantee.

         The Securities are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantor as set forth in Article XIV of the Indenture, as noted in the Notation of Guarantee to this Security.

                              NOTATION OF GUARANTEE

         The Guarantor (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

         The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                           ENTERPRISE PRODUCTS PARTNERS, L.P.

                                           By:  Enterprise Products GP, LLC,
                                                     its General Partner


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common          UNIF GIFT MIN ACT -
                                                             -------------------
                                                                    (Cust.)
TEN ENT  - as tenants by entireties      Custodian for:
                                                       -------------------------
                                                                 (Minor)
                                         under Uniform Gifts to
JT TEN   - as joint tenants with         Minors Act of
           right of survivorship and                   -------------------------
           not as tenants in common                            (State)


              Additional abbreviations may also be used though not in the above list.

                                   ----------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------



--------------------------------------------------------------------------------
   Please print or type name and address including postal zip code of assignee

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated
      -------------------------------           --------------------------------
                                                               Registered Holder

                       SCHEDULE OF INCREASES OR DECREASES
                               IN GLOBAL SECURITY*

         The following increases or decreases in this Global Security have been made:

                                  AMOUNT OF                 AMOUNT OF            PRINCIPAL AMOUNT
                                 DECREASE IN               INCREASE IN            OF THIS GLOBAL           SIGNATURE OF
                                  PRINCIPAL             PRINCIPAL AMOUNT        SECURITY FOLLOWING      AUTHORIZED OFFICER
                                AMOUNT OF THIS               OF THIS               SUCH DECREASE           OF TRUSTEE OR
   DATE OF EXCHANGE            GLOBAL SECURITY           GLOBAL SECURITY           (OR INCREASE)            DEPOSITARY
   ----------------            ---------------          ----------------        ------------------      ------------------








----------

* To be included in a Book-Entry Note.

                                                                       EXHIBIT B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re:      6.375% Senior Notes due 2013 of Enterprise Products Operating L.P.

         This Certificate relates to $_____ principal amount of Notes held in** ______ book-entry or **______ definitive form by _____________________ (the
"Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

         [ ]      Such Note is being acquired for the Transferor's own account without transfer.

         [ ]      Such Note is being transferred (i) to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Indenture).

         [ ]      Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or
(ii) pursuant to an effective registration statement under the Securities Act.

         [ ]      Such Note is being transferred in reliance on and in
compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:
                                    Address:

Date:
     -------------------


** Fill in blank or check appropriate box, as applicable.

                                                                       EXHIBIT C

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S



                                                             _____________, ____

Wachovia Bank, National Association, as Registrar
[Address]
Attention: Corporate Trust Department

Ladies and Gentlemen:

         In connection with our proposed sale of certain 6.375% Senior Notes due 2013 (the "Notes") of Enterprise Products Operating L.P. (the "Company"), we represent that:

         (i)      the offer of the Notes was not made to a person in the United
                  States;

         (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable; and

         (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                         Very truly yours,



                                         --------------------------------------
                                         [Name]

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                      C-1